Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

PPG Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities	Rule 457(o)	(1)	(2)	(1)		(3)

	Equity	Common Stock, par value $1.66 2/3 per share	Rule 457(o)	(1)	(2)	(1)		(3)

	Equity	Preferred Stock, without par value	Rule 457(o)	(1)	(2)	(1)		(3)

	Other	Warrants	Rule 457(o)	(1)	(2)	(1)		(3)

	Equity	Depositary Shares	Rule 457(o)	(1	(2)	(1)		(3)

	Other	Purchase Contracts	Rule 457(o)	(1)	(2)	(1)		(3)

	Other	Units	Rule 457(o)	(1)	(2)	(1)		(3)

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$2,000,000,000		$185,400.00

	Total Fees Previously Paid							$0.00

	Fee Offset – File No. 333-232895							$31,809.04(4)

	Fee Offset – File No. 333-266284							$153,590.96(5)

	Total Fee Offsets							$185,400.00

	Net Fee Due							$0.00

(1)

There is being registered hereunder an indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be offered and sold at indeterminate prices, which together shall have a maximum aggregate offering price not to exceed $2,000,000,000. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. The securities registered hereunder also include an indeterminate number or amount, as the case may be, of securities registered hereunder as may be issued upon conversion, redemption, exchange, exercise or settlement, as applicable of any other securities registered hereunder that provide for such conversion, redemption, exchange, exercise or settlement, including such securities as may be issued pursuant to anti-dilution adjustments pursuant to the anti-dilution provisions of any such securities or as a result of stock splits, stock dividends or similar transactions, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance of the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed.
(4)

The Registrant previously paid a filing fee of $311,520.00 in connection with the registration of $2,400,000,000 in aggregate offering price of securities pursuant to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-232895) filed on February 19, 2020 (the “Prior Registration Statement”), of which $245,062,000 in aggregate offering price remains unsold (the “Unsold Securities”). The Registrant is carrying forward to this registration statement the Unsold Securities and a filing fee of $31,809.04 that was previously paid in connection with the Unsold Securities. If the Registrant sells any securities pursuant to the Prior Registration Statement after the date of the initial filing, and prior to the date of effectiveness, of this registration statement, the Registration will file a pre-effective amendment to this registration statement to update the amount of the fee offset.

(5)

The Registrant previously paid a filing fee of $153,590.96 in connection with the registration of $2,000,000,000 in aggregate offering price of securities on Form S-3 ASR (File No. 333-266284) filed on July 22, 2022. That Form S-3 ASR filing (File No. 333-266284) was withdrawn through the filing of Form RW, which was filed on July 26, 2022. As such, the filing fee of $153,590.96 paid on Form S-3 ASR (File No. 333-266284) should serve to offset the filing fee associated with this Form S-3.